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                                                                    EXHIBIT 3(i)


                        PRINCIPAL UNDERWRITER'S AGREEMENT

                       SAFECO RESOURCE VARIABLE ACCOUNT B

         This Agreement is made and entered into as of the 29th day of April, 1994 between SAFECO Life Insurance Company ("SAFECO Life") on behalf of SAFECO RESOURCE VARIABLE ACCOUNT B ("Separate Account") and SAFECO Securities, Inc., a corporation registered as a broker-dealer with the Securities and Exchange Commission and National Association of Securities Dealers, Inc. ("PRINCIPAL UNDERWRITER").

         WHEREAS, SAFECO Life is a life insurance company licensed to sell various life insurance and annuity contracts (the "Policies"); and

         WHEREAS, SAFECO Life proposes to issue and sell the Policies to the public through PRINCIPAL UNDERWRITER:

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

         1. SAFECO Life is a life insurance company licensed to offer and sell the Policies. SAFECO Life proposes to issue and sell the Policies to the public through PRINCIPAL UNDERWRITER. The PRINCIPAL UNDERWRITER agrees to provide sales service subject to the terms and conditions hereof. The Policies to be sold are more fully described in the registration statements and the prospectuses hereinafter mentioned. Such Policies will be issued by SAFECO Life through the Separate Account.

         2. SAFECO Life grants PRINCIPAL UNDERWRITER, the exclusive right, during the term of this Agreement, subject to registration requirements of the Securities Act of 1933 and the Investment Company Act of 1940 and the provisions of the Securities Exchange Act of 1934, to be the principal underwriter of the Policies issued through the Separate Accounts. PRINCIPAL UNDERWRITER will offer and sell the Policies under such terms as set by SAFECO Life and will make such sale to purchasers permitted to buy such Policies as specified in the prospectuses.

         3. PRINCIPAL UNDERWRITER agrees that it shall undertake to perform all duties and functions which are necessary and proper for the distribution of the Policies.

         4. (a) All sales literature and advertisements relating to SAFECO Life and the Separate Account used by PRINCIPAL UNDERWRITER shall be subject to approval by SAFECO Life. SAFECO Life authorizes PRINCIPAL UNDERWRITER, in connection with the sale or arranging for the sale of the Policies, to provide only such information and to make only such statements or representations as are contained in the then-current Prospectus and Statement of


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Principal Underwriters Agreement
April 29, 1994
Page 2

Additional Information for the Separate Account or in sales literature or advertisements approved by SAFECO Life or in such financial and other statements which are furnished to the PRINCIPAL UNDERWRITER pursuant to the next paragraph. SAFECO Life shall not be responsible in any way for any information provided or statements or representations made by PRINCIPAL UNDERWRITER or its representatives or agents other than the information, statements and representations described in the preceding sentence. PRINCIPAL UNDERWRITER shall review all materials submitted to it that describes SAFECO Life or the Policies. PRINCIPAL UNDERWRITER shall not be responsible for any information provided or statements or representations made by persons or entities other than PRINCIPAL UNDERWRITER's representatives or agents.

            (b) SAFECO Life shall keep PRINCIPAL UNDERWRITER fully informed with regard to its affairs, shall furnish PRINCIPAL UNDERWRITER with a copy of all financial statements and a signed copy of each report prepared by its independent certified public accountants, and shall cooperate fully in the efforts of PRINCIPAL UNDERWRITER to sell the Policies and in the performance by PRINCIPAL UNDERWRITER of all its duties under this Agreement.

         5. (a) SAFECO Life will pay or cause to be paid:

                (1) registration fees for registering its Separate Accounts under the Securities Act of 1933 (the "1933 Act");

                (2) the expenses, including counsel fees, of preparing registration statements and such other documents as SAFECO Life believes are necessary for registering the Separate Account with the Securities and Exchange Commission (the "SEC") and such states as are deemed necessary or appropriate;

                (3) expenses incident to preparing amendments to the 1933 Act and Investment Company Act of 1940, as amended (the "1940 Act") registration statements;

                (4) expenses for preparing and setting in type all prospectuses and the expense of supplying them to the applicants for the Policies.

                (5) expenses incident to the issuance of its Policies; and


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Principal Underwriters Agreement
April 29, 1994
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                (6)      expenses incident to the preparation and mailing
                         of notices, reports and proxy solicitation material to its Policyholders.

            (b) PRINCIPAL UNDERWRITER shall be compensated for its distribution service in such amount as to meet all of its obligations to selling broker-dealers with respect to all payments for the Policies accepted by SAFECO Life on the Policies covered by this Agreement.

         6. (a) SAFECO Life shall maintain a currently effective
Registration Statement with respect to the Separate Account and the Policies of the Separate Account on the appropriate SEC form and shall file with the SEC such reports and other documents as may be required under the 1933 Act and the 1940 Act or by the rules and regulations of the SEC thereunder.

            (b) SAFECO Life represents and warrants that its Registration Statements, post-effective amendments, Prospectuses and Statements of Additional Information (excluding statements based upon written information furnished by PRINCIPAL UNDERWRITER expressly for inclusion therein) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to PRINCIPAL UNDERWRITER, pursuant to Section 4(b) hereof, shall be true and correct in all material respects.

         7. It is understood that officers, agents and shareholders of SAFECO Life are or may be interested in PRINCIPAL UNDERWRITER as directors, officers, shareholders, or otherwise; that directors, officers, agents and shareholders of PRINCIPAL UNDERWRITER are or may be interested in SAFECO Life as officers, shareholders or otherwise; that PRINCIPAL UNDERWRITER may be interested in SAFECO Life as a shareholder or otherwise; and that the existence of any such dual interest shall not affect the validity this Agreement or of any transactions hereunder except as otherwise provided by specific provisions or applicable law.

         8. The parties contemplate PRINCIPAL UNDERWRITER will enter into dealer agreements with registered and qualified securities dealers for the sale of the Policies. The form of any such dealer agreement shall be mutually agreed upon and approved by SAFECO Life and the PRINCIPAL UNDERWRITER.

         9. PRINCIPAL UNDERWRITER is an independent contractor and shall be agent for SAFECO Life only in respect to the sale and redemption of the Policies.


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Principal Underwriters Agreement
April 29, 1994
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         10. The services of PRINCIPAL UNDERWRITER to SAFECO Life under this
Agreement are not to be deemed exclusive, and the PRINCIPAL UNDERWRITER shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

         11. This Agreement is terminable on not less than 60 days' notice to the other party and will be terminated upon the mutual written consent of PRINCIPAL UNDERWRITER and SAFECO Life. This Agreement will also automatically and immediately terminate in the event of its assignment.

         12. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of PRINCIPAL UNDERWRITER (and its officers, directors, agents, employees, controlling persons and any other person or entity affiliated with PRINCIPAL UNDERWRITER or retained by it to perform or assist in the performance of its obligations under this Agreement), PRINCIPAL UNDERWRITER shall not be subject to liability to SAFECO Life or for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates.

         13. Any notice, request, instruction or other document to be given hereunder by either party hereto to the other shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, as set forth below:

         If to SAFECO Life:                        President
                                                   SAFECO Life Insuance Company
                                                   15411 NE 51st Street
                                                   Redmond, WA 98052

         If to PRINCIPAL UNDERWRITER:              President
                                                   SAFECO Securities, Inc.
                                                   SAFECO Plaza
                                                   Seattle, WA 98115

         14. This Agreement embodies the entire Agreement between PRINCIPAL UNDERWRITER and SAFECO Life with respect to the principal underwriting services to be provided by PRINCIPAL UNDERWRITER to SAFECO Life and the Separate Account and supersedes any prior written or oral agreement between the parties. The parties acknowledge that certain administrative responsibilities and obligations in connection with the offer and sale of the Policies


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Principal Underwriters Agreement
April 29, 1994
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are stated in the Administrative Services Agreement by and among SAFECO Life,
PRINCIPAL UNDERWRITER, and PNMR Securities, Inc. dated April 29, 1994. In the event that either party should be required to take legal action in order to enforce its rights under this Agreement, the prevailing party in any such action or proceeding shall be entitled to recover from the other party costs and reasonable attorneys' fees.

         15. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument. PRINCIPAL UNDERWRITER acknowledges that the rights and obligations of the Separate Account are separate and distinct from those of any and all other Separate Accounts.

         16. This Agreement shall be construed in accordance with and governed by the laws of the State of Washington.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their duly authorized officers and under their duly authorized officers and under their respective seals as of the day and year first above written.

SAFECO LIFE INSURANCE COMPANY                      SAFECO SECURITIES, INC.

By /S/ John P. Fenlason                            By /S/ David F. Hill
   --------------------                              ------------------
Its Senior Vice President                          Its President